Exhibit 10.2

AMENDMENT TO THE
CITI TRENDS, INC.
2005 LONG-TERM INCENTIVE PLAN

THIS AMENDMENT (this “Amendment”) to the Citi Trends, Inc. 2005 Long-Term Incentive Plan, as amended (the “Plan”), is made this 15th day of August, 2006.

The Board of Directors of Citi Trends, Inc. (the “Company”) has determined that it is in the best interests of the Company and its stockholders to amend the Plan to permit the exercise price of stock options granted under the Plan to be satisfied through net share settlements.

Section 8(a) of the Plan is hereby amended by deleting the text “or” at the end of subsection (ii) thereof, deleting the text “.” at the end of subsection (iii) thereof and replacing it with the text “, or” and adding a new subsection (iv) to Section 8(a) of the Plan, which shall read as follows:

“(iv)        net share settlements.”

Except as expressly amended hereby, the terms of the Plan, as previously amended, shall be and remain unchanged and the Plan as amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative on the day and year first above written.

CITI TRENDS, INC.

By:	/s/ Thomas W. Stoltz